                                                               Exhibit 2(j)(iii)

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of the 15th day of February, 2001 by and between Managed High Yield Plus Fund Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such teens in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 22, 1998 (as amended and in effect from time to time, the "Contract");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5" and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with l7f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section
3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3.     ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO FUND PROPERTY HELD OUTSIDE THE UNITED STATES.

4.1. DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the

Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian employed by the Custodian pursuant to Proper Instructions hereunder than any such sub-custodian has to the Custodian.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                   STATE STREET BANK and TRUST COMPANY


/s/ Raelene S. Laplante         By: /s/ Ronald E. Logue
------------------------------      ----------------------------------------
Raelene S. LaPlante             Name: Ronald E. Logue
V.P. & Assoc. Counsel           Title: Vice Chairman and Chief Operating Officer


WITNESSED BY:                   MANAGED HIGH YIELD PLUS FUND INC.


/s/ Cristina Paradiso           By:   /s/ Dianne E. O'Donnell
------------------------------      ----------------------------------------
[name] Cristina Paradiso        Name: Diane E. O'Donnell
[title]   Assistant Secretary   Title:  Vice President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                                  SUB-CUSTODIAN
Argentina                                Citibank, N.A.

Australia                                Westpac Banking Corporation

Austria                                  Erste Bank der Osterreichischen Sparkassen
                                         AG

Bahrain                                  HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Bangladesh                               Standard Chartered Bank

Belgium                                  Fortis Bank nv-sa

Bermuda                                  The Bank of Bermuda Limited

Bolivia                                  Citibank, N.A.

Botswana                                 Barclays Bank of Botswana Limited

Brazil                                   Citibank, N.A.

Bulgaria                                 ING Bank N.V.

Canada                                   State Street Trust Company Canada

Chile                                    BankBoston, N.A.

People's Republic of China               The Hongkong and Shanghai Banking
                                         Corporation Limited, Shanghai and Shenzhen
                                         branches

Colombia                                 Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                               Banco BCT S.A.

Croatia                                  Privredna Banka Zagreb d.d.

Cyprus                                   The Cyprus Popular Bank Ltd.

COUNTRY                                  SUB-CUSTODIAN
Czech Republic                           Ceskoslovenska Obchodnf
                                         Banka, A.S.

Denmark                                  Danske Bank A/S

Ecuador                                  Citibank, N.A.

Egypt                                    Egyptian British Bank S.A.E.
                                         (as delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Estonia                                  Hansabank

Finland                                  Mcrita Bank Plc.

France                                   BNP Paribas, S.A.

Germany                                  Dresdner Bank AG

Ghana                                    Barclays Bank of Ghana Limited

Greece                                   National Bank of Greece S.A.

Hong Kong                                Standard Chartered Bank

Hungary                                  Citibank Rt.

Iceland                                  Icebank Ltd.

India                                    Deutsche Bank AG

                                         The Hongkong and Shanghai Banking
                                         Corporation Limited

Indonesia                                Standard Chartered Bank

Ireland                                  Bank of Ireland

Israel                                   Bank Hapoalim B.M.

Italy                                    BNP Paribas, Italian Branch

COUNTRY                                  SUB-CUSTODIAN
Ivory Coast                              Societe Generale de Banques
                                         en Cote d'lvoire

Jamaica                                  Scotiabank Jamaica Trust and Merchant Bank
                                         Ltd.

Japan                                    The Fuji Bank, Limited

                                         The Sumitomo Bank, Limited

Jordan                                   HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Kazakhstan                               HSBC Bank Kazakhstan

Kenya                                    Barclays Bank of Kenya Limited

Republic of Korea                        The Hongkong and Shanghai Banking
                                         Corporation Limited

Latvia                                   A/s Hwisabanka

Lebanon                                  HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Lithuania,                               Vilniaus Bankas AB

Malaysia                                 Standard Chartered Bank Malaysia Berhad

Mauritius                                The Hongkong and Shanghai Banking
                                         Corporation Limited

Mexico                                   Citibank Mexico, S.A.

Morocco                                  Banque Commerciale du Maroc

Namibia                                  Standard Bank Namibia Limited

Netherlands                              Fortis Bank (Nederland) N.V.

COUNTRY                                  SUB-CUSTODIAN
New Zcaland                              ANZ Banking Group (New Zealand) Limited

Nigeria                                  Stanbic Merchant Bank Nigeria Limited

Norway                                   Christiania Bank og Kreditkasse ASA

Oman                                     HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Pakistan                                 Deutsche Bank AG

Palestine                                HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Panama                                   BankBoston, N.A.

Peru                                     Citibank, N.A.

Philippines                              Standard Chartered Bank

Poland                                   Citibank (Poland) S.A.

Portugal                                 Banco Comercial Portugues

Qatar                                    HSBC Bank Middle East
                                         (as delegate of The Hongkong and Shanghai
                                         Banking Corporation Limited)

Romania                                  ING Bank N.V.

Russia                                   Credit Suisse First Boston AO-Moscow
                                         (as delegate of Credit Suisse First Boston-
                                         Zurich)

Singapore                                The Development Bank of Singapore Limited

Slovak Republic                          Eeskoslovenska Obchodnl Banka, A.S.

Slovenia                                 Bank Austria Creditanstalt d.d. Ljubljana

COUNTRY                                  SUB-CUSTODIAN
South Africa                             Standard Bank of South Africa Limited

Spain                                    Banco Santander Central Hispano S.A.

Sri Lanka                                The Hongkong and Shanghai Banking
                                         Corporation Limited

Swaziland                                Standard Bank Swaziland Limited

Sweden                                   Skandinaviska Enskilda Banken

Switzerland                              UBS AG

Taiwan - RO.C.                           Central Trust of China

Thailand                                 Standard Chartered Bank

Trinidad & Tobago                        Republic Bank Limited

Tunisia                                  Banque lnternationale Arabe de Tunisie

1lrkey                                   Citibank, N,A.

Ukraine                                  ING Bank Ukraine

United Kingdom                           State Street Bank and Trust Company, London
                                         Branch

Uruguay                                  BankBoston, N.A.

Venezuela                                Citibank, N.A.

Vietnam :                                The Hongkong and Shanghai Banking
                                         Corporation Limited

Zambia                                   Barclays Bank of Zambia Limited

Zimbabwe                                 Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                  DEPOSITORIES
Argentina                                Caja de Valores S.A.

Australia                                Austraclear Limited

                                         Reserve Bank Information and Transfer System

Austria                                  Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                                         Division)

Belgium                                  Caisse Interprofessionnelle de Depocs et de Viremenis de
                                         Titres, S.A.

                                         Banque Nationale de Belgique

Brazil                                   Companhia Brasileira de Liquidacao e Custodia

                                         Sistema Especial de Liquidacao de Custodia (SELIC)

                                         Central de Custodia c de Liquidacao Financeira de Titulos
                                         Privados (CETIP)

Bulgaria                                 Central Depository AD

                                         Bulgarian National Bank

Canada                                   Canadian Depository for Securities Limited

Chile                                    Deposito Central de Valores S.A.

People's Republic of China               Shanghai Securities Central Clearing & Registration Corporation

                                         Shenzhen Securities Central Clearing Co., Ltd.

Colombia                                 Deposito Centralizado de Valores

Costa Rica                               Central de Valores S.A.

COUNTRY                                  DEPOSITORIES
Croatia                                  Ministry of Finance

                                         National Bank of Croatia

                                         Sredisnja Depozitarna Agencija d.d.

Czech Republic                           Stredisko cennych papiru

                                         Czech National Bank

Denmark                                  Vaerdipapircentralen (Danish Securities Center)

Egypt                                    Misr for Clearing, Settlement, and Depository

Estonia                                  Eesti Vaartpaberite Keskdepositoorium

Finland                                  Finnish Central Securities Depository

France                                   Societe Interprofessionnelle pour la Compensation

                                         des Valeurs Mobili~res

Germany                                  Clearstream Banking AG, Frankfurt

Greece                                   Bank of Greece,
                                         System for Monitoring Transactions in
                                         Securities in Book-Entry Form

                                         Apothetirion Titlon AE-Central Securities Depository

Hong Kong                                Central Clearing and Settlement System Central Moneymarkets
                                         Unit

Hungary                                  Kozponti Elszamolohaz es Ertektar
                                         (Budapest) Rt. (KELER)

India                                    National Securities Depository Limited

                                         Central Depository Services India Limited

                                         Reserve Bank of India

COUNTRY                                  DEPOSITORIES
Indonesia                                Bank Indonesia

                                         PT Kustodian Sentral Efek Indonesia

Israel                                   Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                                         Clearinghouse)

Italy                                    Monte Titoli S.p.A.

Ivory Coast                              Depositaire Central-Banque de Reglement

Jamaica                                  Jamaica Central Securities Depository

Japan                                    Japan Securities Depository Center (JASDEC)
                                         Bank of Japan Net System

Kazakhstan                               Central Depository of Securities

Kenya                                    Central Bank of Kenya

Republic of Korea                        Korea Securitics Depository

Latvia                                   Latvian Central Depository

Lebanon                                  Custodian and Clearing Center of Financial Instruments for
                                         Lebanon and the Middle East (Midclear) S.A.L.

                                         Banque du Liban

Lithuania                                Central Securities Depository of Lithuania

Malaysia                                 Malaysian Central Depository Sdn. Bhd.

                                         Bank Negara Malaysia,
                                         Scripless Securities Trading and Safekeeping System

Mauritius                                Central Depository and Settlement Co. Ltd.

                                         Bank of Mauritius

COUNTRY                                  DEPOSITORIES
Mexico                                   S.D. INDEVAL
                                         (Instituto para el Deposito de Valores)

Morocco                                  Maroclear

Netherlands                              Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.
                                         (NECIGEF)

New Zealand                              New Zealand Central Securities Depository Limited

Nigeria                                  Central Securities Clearing System Limited

Norway                                   Verdipapirsentralen (Norwegian Central Securities Depository)

Oman                                     Muscat Depository &, Securities Registration Company, SAOC

Pakistan                                 Central Depository Company of Pakistan Limited State Bank of
                                         Pakistan

Palestine                                Clearing Depository and Settlement, a department of the
                                         Palestine Stock Exchange

Peru                                     Caja de Valores y Liquidaciones, Institucion de Compensacion y
                                         Liquidacion de Valores S.A

Philippines                              Philippine Central Depository, Inc.

                                         Registry of Scripless Securities
                                         (ROSS) of the Bureau of Treasury

Poland                                   National Depository of Securities
                                         (Krajowy Depozyt Papierow Wartosciowych SA)

                                         Central Treasury Bills Registrar

Portugal                                 Central de Valores Mobilliarios

Qatar                                    Central Clearing and Registration (CCR), a department of the
                                         Doha Securities Market

COUNTRY                                  DEPOSITORIES
Romania                                  National Securities Clearing, Settlement and Depository Company

                                         Bucharest Stock Exchange Registry Division

                                         National Bank of Romania

Singapore                                Central Depository (Pte) Limited

                                         Monetary Authority of Singapore

Slovak Republic                          Stredisko cennych papierov

                                         National Bank of Slovakia

Slovenia                                 Klirinsko Depotna Druzba dal.

South Africa                             Central Depository Limited

                                         Share Transactions Totally Electronic
                                         (STRATE) Ltd.

Spain                                    Servicio de Compensacion y Liquidacion de Valores, S.A.

                                         Banco de Espafla, Central de Anotaciones en Cuenta

Sri Lanka                                Central Depository System (Pvt) Limited

Sweden                                   Vardepapperscentralen VPC AB
                                         (Swedish Central Securities Depository)

Switzerland                              SegaIntersettlc AG (SIS)

Taiwan - RO.C.                           Taiwan Securities Central Depository Co., Ltd.

Thailand                                 Thailand Securities Depository Company Limited

Tunisia                                  Societe Tunisienne Interprofessionelle pour la Compensation et de Depots de Valeurs Mobilieres

Turkey                                   Takas ve Saklama Bankasi A.S. (TAKASBANK)

COUNTRY                                  DEPOSITORIES
                                         Central Bank of Turkey

Ukraine                                  National Bank of Ukraine

United Kingdom                           Central Gilts Office and Central Moneymarkets Office

Venezuela                                Banco Central de Venezuela

Zambia                                   LuSE Central Shares Depository Limited Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION          BRIEF DESCRIPTION
-------------------------------          -----------------
(FREQUENCY)
THE GUIDE TO CUSTODY IN WORLD MARKETS    An overview of safekeeping and settlement practices and
(annually)                               procedures in each market in which State Street Bank and
                                         Trust Company offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW            Information relating to the operating history and structure of
(annually)                               depositories and sub-custodians located in the markets in
                                         which State Street Bank and Trust Company offers custodial services, including transnational depositories.

GLOBAL LEGAL SURVEY                      With respect to each market in which Suite Street Bank and
(annually)                               Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's
                                         independent public accountants to books and records of a
                                         Foreign Sub-Custodian or Foreign Securities System, (ii)
                                         the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities
                                         System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                         System, and (iv) the ability of a foreign investor to
                                         convert cash and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                  Copies of the subcustodian contracts State Street Bank and
(annually)                               Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):              Developments of interest to investors in the markets in which
                                         State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as           With respect to markets in which State Street Bank and
necessary):                              Trust Company offers custodial services which exhibit
                                         special custody risks, developments which may impact State
                                         Street's ability to deliver expected levels of service.

                                        2